Exhibit 23.4

CONSENT OF BUXTON CO.

July 10, 2014

El Pollo Loco Holdings, Inc.

3535 Harbor Blvd., Suite 100

Costa Mesa, California 92626

Ladies and Gentlemen:

We hereby consent to the use of our name, Buxton Co., and the results of our market research in (i) the Registration Statement on Form S-1 (the “Registration Statement”) of El Pollo Loco Holdings, Inc. (the “Company”) and in all subsequent amendments, including post-effective amendments, and supplements to the Registration Statement and in any related prospectus and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to the Company’s public offering of its common shares (ii) in any interim, quarterly or annual filings with the Commission by the Company (iii) in any other registration statement relating to the Company’s common shares and any amendment thereto and (iv) in any document offering securities in the Company or its respective subsidiaries. We further consent to the filing of this Consent as an exhibit to such Registration Statement.

BUXTON CO.

By:	/s/ David Glover
	Name:	David Glover
	Title:	Chief Financial Officer